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                                                                   EXHIBIT 10.82


                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


         This Third Amendment to Employment Agreement (this "Amendment") is made as of August 22, 1997 by and between DMX Inc. ("Employer") and Lon A. Troxel ("Employee") and amends the Employment Agreement between Employer and Employee dated as of October 1, 1991, as amended by the First Amendment to Agreement dated as of December 1, 1993 and the Second Amendment to Agreement dated as of September 16, 1996 (as so amended, the "Agreement").


                                    RECITALS

         Employer and Employee wish to modify and extend the terms under which Employee is employed by Employer.


                                   AGREEMENT

         In consideration of the mutual promises and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Recital A is amended by deleting the phrase "President of its Commercial Division" and inserting in its place "President and Chief Executive Officer of Employer."

         2. Recital B is amended by deleting the phrase "President of the Commercial Division" and inserting in its place "President and Chief Executive Officer of Employer."

         3. Paragraph 1.0 is amended by deleting the phrase "President of the Commercial Division" and inserting in its place "President and Chief Executive Officer of Employer."

         4. Paragraph 2.1(b) is amended by deleting the phrase "president of an commercial division" and inserting in its place "President and Chief Executive Officer."

         5. Paragraph 2.2 is amended by deleting the phrase "President of the Commercial Division" and inserting in its place "President and Chief Executive Officer."

         6.       Paragraph 2.4 is amended to read in its entirety as follows:

         "During the term of this Agreement, Employee shall perform the services contemplated under this Agreement at Employer's corporate headquarters in Los Angeles, California or such other location as mutually agreed upon by Employer and Employee. Employer may from time to time require Employee to travel temporarily to other locations on Employer's business. Employer will not

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relocate its headquarters without consulting with Employee regarding such relocation. In the event Employer relocates its headquarters, Employer will, promptly after the determination to relocate is made, offer Employee the option to terminate this Agreement by written notice within 30 days after receipt of such offer. If Employee so terminates this Agreement, Employee will have a period of 12 months from the date of such termination during which to exercise any vested stock options. If within 30 days after receipt of such offer Employee has not so terminated this Agreement, Employer will reimburse Employee for all reasonable expenses incurred by Employee in connection with such relocation."

         7.       Paragraph 3.0 is amended to read in its entirety as follows:

         "The term of Employee's employment by Employer pursuant to this Agreement shall be for 5 years commencing on July 1, 1997 and ending on June 30, 2002."

         8.       Paragraph 3.2 is deleted in its entirety.

         9.       Paragraph 4.1 is amended to read in its entirety as follows:

         "Employer shall pay to Employee a salary at the annual rate of $275,000 during the year ending May 31, 1998, $300,000 during the year ending May 31, 1999 and $325,000 during the years ending May 31, 2000, 2001 and 2002."

         10.      Paragraph 4.2 is amended to read in its entirety as follows:

         "Each year, the board of directors of TCI Music, Inc. (the "Board") will consider granting to Employee an annual bonus based on the performance of Employee and the business generally. In no event, however, will Employer be obligated to grant any bonus to Employee."

         11.      Paragraph 9.6 is deleted in its entirety.

         12.      Paragraph 10.0 is amended to read in its entirety as follows:

         "If Employee dies during the term of this Agreement, Employer will pay to Employee's estate the salary otherwise payable to Employee for a period of six months from the date of Employee's death. Upon the death of Employee, all outstanding options to acquire shares of TCI Music Series A Common Stock will vest and become immediately exercisable and will be exercisable for a period of 12 months from the date of Employee's death."

         13.      Paragraph 11.1 is amended to read in its entirety as follows:

         "Employer will grant to Employee options to acquire 200,000 shares of TCI Music Series A Common Stock (the "Options") pursuant to the TCI Music 1997 Stock Option Plan, and all of


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Employee's existing options to acquire shares of common stock of DMX Inc. will be canceled in exchange therefor. The Options will vest in increments to acquire 40,000 shares of Music Stock on June 1, 1997, 1998, 1999, 2000 and 2001."

         14.      Paragraph 11.3 is deleted in its entirety.

         15. Except as expressly modified by this Amendment, the Agreement will continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                       /s/ LON A. TROXEL
                                       ---------------------------
                                       Lon A. Troxel


                                       DMX INC.


                                       By: /s/ STEPHEN M. BRETT
                                          ------------------------

                                       Its: Vice President
                                           -----------------------


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